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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549
                              _______________

                                 Form 8-A


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
        SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934


                      WILLOWBRIDGE STRATEGIC TRUST
          -----------------------------------------------------
          (Exact name of registrant as specified in its charter)



             Delaware                                   13-7075398
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


         One New York Plaza
         13th Floor
         New York, New York                                  10292-2013
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(Address of principal executive offices)                     (Zip Code)


     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered
---------------------------             ------------------------------
          None                                      None


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. / /

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. /X/

     Securities Act registration statement file number to which this
form relates:   33-80443 (if applicable)
                ------------------------

     Securities to be registered pursuant to Section 12(g) of the Act:

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                              Limited Interests
                              (Title of class)

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               INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

     Reference is made to the description of the Registrant's Limited Interests (the "Interests"), under the caption "SUMMARY OF TRUST AGREEMENT" in the Registrant's Form S-1 Registration Statement originally filed with the Securities and Exchange Commission on December 14, 1995, Registration Number 33-80443 (the "Registration Statement"), declared effective as of February 7, 1996 and as subsequently amended on February 8, 1996, October 23, 1996 and
April 1, 1997. The Registration Statement and all amendments thereto are hereby incorporated herein by this reference.


Item 2.   Exhibits.

*1.1 Registrant's Second Amended and Restated Declaration of Trust and Trust Agreement of the Registrant (annexed to the Prospectus as Exhibit A). (Exhibit 3.1 and 4.1 to the Registration Statement)


                                 SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              WILLOWBRIDGE STRATEGIC TRUST

                              By: Prudential Securities Futures Management, Inc., its Managing Owner


                              By:    /s/ Thomas M. Lane, Jr.
                                   Its President

Date:   February 25, 1998